EXHIBIT 10.3          CONSULTING AGREEMENT WITH RICHARD MCCAFFREY

 CONSULTING AGREEMENT


    AGREEMENT made as of the 20th day of December, 2001 by and between National Beauty Corp., maintaining its principal offices at 4818 W. Commercial Blvd., Ft. Lauderdale, Fl 33319 (hereinafter referred to as "Client") and Richard McCaffrey maintaining his principal offices at 71 Twin Oaks Village, Mansfield, MA 02048 (hereinafter referred as "Mr. McCaffrey").



W I T N E S S E T H :

     WHEREAS, Mr .Mc Caffrey is engaged in the business of business consulting services and has knowledge, expertise and personnel to render the requisite services to Client;

     WHEREAS, Client is desirous of retaining Mr. McCaffrey for the purpose of obtaining these services so as to better, more fully and more effectively advance its business plan and improve its management style.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, it is agreed as follows:

          I. Engagement of Mr.McCaffrey. Client herewith engages Mr.McCaffrey and Mr.McCaffrey agrees to render to Client business consulting services.

     A. The consulting services to be provided by the Mr.McCaffrey shall include, but are not limited to, the development, implementation and maintenance of a sound business plan and management style. Client acknowledges that Mr.McCaffrey's ability to relate information regarding Client's activities is directly related to the information provided by Client to Mr.McCaffrey.

          B. Client acknowledges that Mr.McCaffrey will devote such time as is reasonably necessary to perform the services for Client, having due regard for Mr.McCaffrey's commitments and obligations to other businesses for which it performs consulting services.

          II. Compensation and Expense Reimbursement.

          A. Client will pay Mr.McCaffrey, as compensation for the services provided for in this Agreement and as reimbursement for expenses incurred by Mr.McCaffrey on Client's behalf, in the manner set forth in All expenses will be pre-approved by client in writing.

          Term and Termination. This Agreement shall be for a period of three commencing December 20, 2001 and terminating March 20, 2002. If the Client does not cancel the contract during the term, the contract will be automatically extended for an three months. Either party hereto shall have the right to terminate this Agreement upon 3 days prior written notice to the other party

          Treatment of Confidential Information. Mr.McCaffrey shall not disclose, without the consent of Client, any financial and business information concerning the business, affairs, plans and programs of Client which are delivered by Client to Mr.McCaffrey in connection with Mr.McCaffrey's services hereunder, provided such information is plainly and prominently marked in writing by Client as being confidential (the "Confidential Information").

          Representation by Mr.McCaffrey of other clients. Client acknowledges and consents to Mr. McCaffrey business consultation services to other clients of the Mr.McCaffrey engaged in the same or similar business as that of Client.

          Indemnification by Client as to Information Provided to Mr.McCaffrey. Client acknowledges that Mr.McCaffrey, in the performance of its duties, will be required to rely upon the accuracy and completeness of information supplied to it by Client's officers, directors, agents and/or employees. Client agrees to indemnify, hold harmless and defend Mr.McCaffrey, its officers, agents and/or employees from any proceeding or suit which arises out of or is due to the inaccuracy or incompleteness of any material or information supplied by Client to Mr McCaffrey.

          Independent Contractor. It is expressly agreed that Mr McCaffrey is acting as an independent contractor in performing its services hereunder.
Client shall carry no workers compensation insurance or any health or accident insurance on Mr.McCaffrey or consultant's employees. Client shall not pay any contributions to social security, unemployment insurance, Federal or state withholding taxes nor provide any other contributions or benefits which might be customary in an employer-employee relationship.

          Non-Assignment. This Agreement shall not be assigned by either party without the written consent of the other party.

          Notices. Any notice to be given by either party to the other hereunder shall be sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to such party at the address specified on the first page of this Agreement or such other address as either party may have given to the other in writing.

          Entire Agreement. The within agreement contains the entire agreement and understanding between the parties and supersedes all prior negotiations, agreements and discussions concerning the subject matter hereof.

          Modification and Waiver. This Agreement may not be altered or modified except by writing signed by each of the respective parties hereof. No breach or violation of this Agreement shall be waived except in writing executed by the party granting such waiver.


Law to Govern; Forum for Disputes. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts without giving effect to the principle of conflict of laws. Each party acknowledges to the other that courts within the City of Boston, Massachusetts shall be the sole and exclusive forum to adjudicate any disputes arising under this agreement.


IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.


                    By:     /s/Richard McCaffrey
                            --------------------
                               Richard McCaffrey

                         National Beauty Corp.

                    By:     /s/Edward Roth
                               -----------
                         Edward Roth, President


SCHEDULE A-1

PAYMENT FOR SERVICES
AND REIMBURSEMENT OF EXPENSES

A. For the services to be rendered and performed by Company during the term of the Agreement, Client shall pay to Mr.McCaffrey the sum of One hundred Ninety Thousand shares for services, which shall be issued through an S-8 registration, said shares will be prorated and issued monthly. With payment of Eighty thousand shares upon signing of agreement.

B. Client shall also reimburse Mr.McCaffrey for all reasonable and necessary out-of-pocket expenses incurred in the performance of its duties for Client upon presentation of statements setting forth in reasonable detail the amount of such expenses. Mr.McCaffrey shall not incur any expense for any single item either verbally or written except upon the prior approval of the Client. Mr. McCaffrey agrees that any travel, entertainment or other expense which it may incur and which may be referable to more than one of its clients (including Client) will be prorated among the clients for whom such expense has been incurred.



                              By:     /s/ Richard McCaffrey
                                      ---------------------
                                          Richard McCaffrey


                                   National Beauty Corp.

                                   By: /s/ Edward Roth
                                       ---------------
                                      Edward Roth, CEO